Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION

OF

BENCHMARK ELECTRONICS, INC.

THESE RESTATED ARTICLES OF INCORPORATION (“Restated Articles of Incorporation”) of Benchmark Electronics, Inc., a Texas corporation (the “Corporation”), are executed this 17th day of May, 2016 by the undersigned qualified officer of the Corporation.

1.                  The file number issued to the Corporation by the Secretary of State of the State of Texas is 58269100.  The name of the Corporation is Benchmark Electronics, Inc.  The Corporation is a for-profit corporation.  The Corporation was formed on October 21, 1981.

2.                  These Restated Articles of Incorporation do not make any new amendments to the Articles of Incorporation being restated. These Restated Articles of Incorporation accurately state the text of the Articles of Incorporation being restated, as amended, restated and corrected, except for the information permitted to be omitted by the provisions of the Texas Business Organizations Code (the “Code”) applicable to the Corporation.

3.                  These Restated Articles of Incorporation have been approved in the manner required by the Code and by the governing documents of the Corporation.

4.                  These Restated Articles of Incorporation become effective when filed by the Secretary of State of the State of Texas (the “Effective Date”).

5.                  The Corporation’s Restated Articles of Incorporation are attached hereto.

IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Incorporation to be effective as of the Effective Date.

By: /s/ Scott R. Peterson
Scott R. Peterson
Vice President, General Counsel & Secretary

RESTATED ARTICLES OF INCORPORATION

OF

BENCHMARK ELECTRONICS, INC.

Article 1

The name of the Corporation is Benchmark Electronics, Inc.

Article 2

The period of duration of the Corporation is perpetual.

Article 3

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

Article 4

Section 4.1.          Authorized Shares.  The aggregate number of shares that the Corporation shall have authority to issue is 150,000,000, which shall consist of 145,000,000 shares of Common Stock, par value $0.10 per share, and 5,000,000 shares of Preferred Stock, par value $0.10 per share.

Section 4.2.          Preferred Stock.  The shares of Preferred Stock may be divided into and issued in series.  The Board of Directors shall have the authority to establish series of unissued shares of Preferred Stock by fixing the relative rights and preferences of the shares of any series so established, and to increase or decrease the number of shares of any series so established, and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock to less than the number of shares within such series that are then issued.  The Preferred Stock of each such series shall have such designations, preferences, limitations, or relative rights, as shall be set forth in the resolution or resolutions establishing such series adopted by the Board of Directors.

Section 4.3.          Voting Rights.  Except as otherwise expressly provided in any resolution or resolutions adopted by the Board of Directors establishing any series of Preferred Stock, the exclusive voting power of the Corporation shall be vested in the Common Stock.  Except as expressly provided in such resolution or resolutions, or as otherwise provided by the Texas Business Corporation Act, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

Section 4.4.          Denial of Preemptive Rights and Cumulative Voting.  No Shareholder shall have any preemptive right whatsoever.  Cumulative voting shall not be permitted.

Article 5

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000, consisting of money paid, labor done or property actually received.

Article 6

Section 6.1.          Quorum Requirement. A quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

Section 6.2.          Voting Requirement. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

With respect to the election of directors, a director shall be elected only if the director receives the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present; provided, however, that if the Company receives a notice submitted by a shareholder nominating a person for election to the Board at a meeting of shareholders in compliance with the procedures set forth in the bylaws of the Company, as amended, restated or otherwise modified from time to time, and such nomination has not been withdrawn by such shareholder on or prior to the tenth day before the Company first mails its notice of meeting for such meeting to the shareholders, the persons receiving a plurality of the votes cast, up to the total number of directors to be elected at such meeting, by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present shall be elected.

With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act.

Article 7

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

Article 8

Section 8.1.          Limitation of Liability. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent that such exemption from liability is not authorized by the applicable provisions of the Texas Miscellaneous Corporation Laws Act or any successor or replacement statute, as the same now exists or may be amended hereafter.

Section 8.2.          Repeal or Modification. Any repeal or modification or the provisions of Section 8.1 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article 9

The street address of the registered office of the Corporation is 1999 Bryan St., Ste. 900, Dallas, TX 75201-3136, and the name of its registered agent at such address is C T Corporation System.

Article 10

The current number of directors constituting the Board of Directors is eight, and the names and addresses of the persons who currently are serving as directors until the next annual meeting of the shareholders, and until their successors have been elected and qualified are as follows:

Name	Address
David W. Scheible	3000 Technology Drive
Angleton, Texas 77515
Gayla J. Delly	3000 Technology Drive
Angleton, Texas 77515
Michael R. Dawson	3000 Technology Drive
Angleton, Texas 77515
Douglas G. Duncan	3000 Technology Drive
Angleton, Texas 77515
Kenneth T. Lamneck	3000 Technology Drive
Angleton, Texas 77515
Bernee D. L. Strom	3000 Technology Drive
Angleton, Texas 77515
Paul J. Tufano	3000 Technology Drive
Angleton, Texas 77515
Clay C. Williams	3000 Technology Drive
Angleton, Texas 77515